Exhibit 10.21

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of July 6, 2018, by and among Vintage Wine Estates, Inc., a California corporation (the “Company”), Sonoma Brands Partners II, LLC, a Delaware limited liability company (“Sonoma Brands”), Sonoma Brands II, L.P., a Delaware limited partnership (“Sonoma Fund”), Sonoma Brands II Select, L.P., a Delaware limited partnership (“Sonoma Select Fund”), and Sonoma Brands VWE Co-Invest, L.P., a Delaware limited partnership (“Sonoma Co-Invest Fund”) (individually, a “Sonoma Entity”; collectively, the “Sonoma Entities”).  The Company, Sonoma Brands and the Sonoma Entities are referred to herein together as the “Parties” and individually as a “Party”.  This Agreement will become effective (the “Effective Date”) only upon the execution and delivery of those certain Subscription Agreements, dated as of even date herewith, by and between the Company and each of the Sonoma Entities (the “Subscription Agreements”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Professional Services.  Commencing on the Effective Date and thereafter throughout the term of this Agreement, Sonoma Brands, through the Sonoma Director (as defined below), shall provide management consulting, business development and administrative and other support services to Viansa Winery, a business division of the Company (“Viansa”), with the goal of increasing the number of Viansa wine club members and establishing new branded wine and other related products.  Sonoma Brands will be compensated for its management and business development functions through the Sonoma Entities’ participation in an incentive plan established by the Company (the “Incentive Plan”), which is described in Appendix A-1 attached hereto.  Sonoma Brands shall also be entitled to reimbursement of its reasonable and documented expenses in connection with the services provided hereunder; provided such expenses are included in the Annual Budget (as defined below), or otherwise approved by the Board (as defined below).

2.             Governance of Viansa.

(a)           Board Composition.  A Board of Directors (the “Board”) will be established at Viansa that will consist of up to three (3) individuals (unless otherwise determined by Sonoma Brands and the Company by mutual written consent), which shall include:

(i)            Pat Roney, or such individual as may be selected by the Company from time to time;

(ii)           Jon Sebastiani, or such individual as may be selected by Sonoma Brands from time to time (the “Sonoma Director”); and

(iii)          a nominee of the Company who shall not be an existing executive officer of the Company, and who shall initially be Daniel Masters.

(b)           Removal and Replacement.  No director may be removed or replaced except by the person entitled to designate such director in accordance with Section 2(a).  Any vacancies created by the resignation, removal or death of a director shall be filled by the person entitled to designate such director as set forth in Section 2(a).

(c)           Meetings of the Board; Actions by Written Consent.  A quarterly meeting (each, a “Quarterly Meeting”) of the Board shall be held on the last Monday of each calendar quarter at 2:00 pm, Pacific time, or at such other time as the Board may select.  Other meetings of the Board may be called by any director with at least 48 hours’ prior written notice.  Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all directors participating in the meeting to hear each other, at the offices of Viansa or at any place that shall be determined by the Board.  At all meetings of the Board, a quorum shall not exist unless all directors of the Board are present (in person or by proxy).  Board action may also be taken by written consent so long as it is signed by the directors necessary to take action in accordance herewith.

(d)           Actions by the Board.  All decisions of the Board shall be made by majority vote.  None of the following actions may be taken by Sonoma Brands, the Company or Viansa unless the Board has given its prior written consent:

(i)            Approval of the Annual Budget (defined in Section 3 below);

(ii)           Any capital expenditure by Viansa over $100,000; or

(iii)          enter into, amend or terminate any employment agreement or other employment arrangement with any senior management of Viansa.

(e)           Actions requiring Sonoma Director Consent.  Notwithstanding anything to the contrary herein, for so long as the Sonoma Entities collectively hold at least 397,239 shares of the Company’s Series A Stock, without par value (as adjusted to account for dividends, splits, subdivisions, combinations and similar events, the “Purchased Shares”), none of the following actions may be taken by the Company without the Sonoma Director’s prior approval:

(i)            Amend the Charter (as such term is defined in that certain Shareholders’ Agreement, dated as of April 4, .2018, by and among the Company and its shareholders (the “Shareholders’ Agreement”), except as permitted by the Charter as in effect on the Effective Date, or the Shareholders’ Agreement;

(ii)           Convert the Company to a partnership, limited liability company or any other form of entity other than in connection with the Sale of the Company;

(iii)          Make any announcement or public release of information about Sonoma Entities’ ownership of any shares, or other involvement, in the Company; or

(iv)          Issue any Preemptive Right Securities (as defined in the Shareholders’ Agreement), unless the Company has offered to sell such Preemptive Right Securities to the Sonoma Entities, along with the Major Investors (as defined in the Shareholders’ Agreement), in accordance with Section 7 of the Shareholders’ Agreement.

3.             Annual Budget.  During the term of this Agreement, Sonoma Brands shall prepare and deliver to the Board a proposed annual operating budget for Viansa for the following calendar year, which shall include statements of profit and losses, cash flows, a balance sheet and capital expenditure plan (an “Annual Budget”), at least one (1) week prior to the last Quarterly Meeting of each year for discussion by the Board at such meeting.  The proposed Annual Budget shall be either adopted in its entirety or amended as determined by the Board and, in such amended state, adopted by the Board at such meeting.  Notwithstanding the foregoing, the Annual Budget for the remainder of calendar year 2018 shall be established not more than thirty (30) days after the Effective Date of this Agreement.

4.             Information Rights and Reporting.  During the term of this Agreement, the Company shall prepare and deliver to Sonoma Brands:

(a)           Annual, unaudited financial statements for Viansa within one hundred and twenty (120) days of each calendar year end; and

(b)           Monthly, unaudited financial statements for Viansa within twenty-five (25) days of each calendar month end.

5.             Redemption Right.  In the event TGAM Agribusiness Fund Holdings LP exercises the Put Right set forth in Article 8 of the Shareholders’ Agreement, Sonoma Brands shall have the right, subject to the terms and conditions of the Shareholders’ Agreement, to cause the Company to redeem the Purchased Shares then held by the Sonoma Entities at a price per share to be determined by the Company in good faith.

6.             Term; Termination.  Except as provided for herein, this Agreement shall commence on the date hereof and shall continue for a minimum of three (3) years following the date of a Sale of the Company or Deemed Liquidation Event (as such terms are defined in the Shareholders’ Agreement), and thereafter may be terminated by either the Company or Sonoma Brands upon at least thirty (30) days’ written notice to the other party, or such other date as to which Sonoma Brands and the Company mutually agree; provided, however, that this Agreement may be terminated by the Company upon the consummation of an event constituting either (a) or (b) within the definition of a Sale of the Company, or (i) or (ii) within the definition of a Deemed Liquidation Event.  The provisions of Section 1 (with respect to any amounts owed to Sonoma Brands under the Incentive Plan or the reimbursement of any pre-approved, incurred expenses) and of this Section 6 through and including Section 14 shall survive the termination of this Agreement.

7.             Entire Agreement; Amendment.  This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by the Parties.  No courses of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

8.             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such term, provision, covenant or restriction which may be hereafter declared invalid, illegal, void or unenforceable.

9.             No Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party hereto.

10.          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

11.          Governing Law; Jurisdiction.  The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, Each of the Parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of California.  Each of the Parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of California for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.  The provisions of this Section 11 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of California.

12.          Attorneys’ Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as costs and disbursements, in addition to any other relief to which such party is entitled.

13.          No Right of Set-off.  Any payments paid by the Company under this Agreement shall not be subject to set-off.

14.          Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission and by electronic mail in PDF format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original agreement for all purposes.  Signatures of the Parties transmitted by facsimile and by electronic mail in PDF format shall be deemed to be their original signatures for all purposes.

15.          Power of Attorney; Representative of Sonoma Entities.

(a)           By each Sonoma Entity’s execution and delivery of this Agreement, such Sonoma Entity hereby authorizes and directs Sonoma Brands to serve as the representative of such Sonoma Entity with respect to the matters set forth in this Agreement, the Subscription Agreements, the Shareholders’ Agreement and any other agreement with the Company to be performed by such Sonoma Entity (collectively, the “Sonoma Transaction Agreements”).  Each Sonoma Entity hereby irrevocably appoints Sonoma Brands as the agent, proxy and attorney in fact for such Sonoma Entity for all purposes of the Sonoma Transaction Agreements, including vesting Sonoma Brands with full power and authority on such Sonoma Entity’s behalf (i) to consummate the transactions contemplated herein and therein, (ii) to pay expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of the Sonoma Transaction Agreements, (iii) to execute and deliver any agreements and such further instruments as the Company may reasonably request, (iv) to execute and deliver on behalf of such Sonoma Entity any amendment or waiver hereto or thereto, (v) to take all other actions to be taken by or on behalf of such Sonoma Entity in connection herewith or therewith, (vii) to prepare, deliver and receive any notices on behalf of such Sonoma Entity, or the Sonoma Entities collectively, and (viii) to do each and every act and exercise any and all rights which such Sonoma Entity is, or the Sonoma Entities collectively are, permitted or required to do or exercise under the Sonoma Transaction Agreements.  Each Sonoma Entity agrees that such agency, proxy and attorney-in-fact status are coupled with an interest, are therefore irrevocable without the consent of Sonoma Brands and shall survive the dissolution, liquidation or bankruptcy of such Sonoma Entity.  Each Sonoma Entity hereby agrees to reimburse Sonoma Brands for any fees, expenses, losses, damages or liabilities incurred by Sonoma Brands in its capacity as agent, proxy or attorney-in-fact of the Sonoma Entities in connection with the Sonoma Transaction Agreements, or the transactions contemplated hereby or thereby.

(b)           All decisions, actions, consents and instructions of Sonoma Brands shall be final and binding upon the Sonoma Entities and no Sonoma Entity shall have any right to object, dissent, protest or otherwise contest the same, except for fraud, bad faith or willful misconduct.  The Company and Viansa are expressly authorized to deal exclusively with Sonoma Brands on all matters relating to the Sonoma Transaction Agreements or the transactions contemplated hereby and thereby, and to rely conclusively on any document executed or purported to be executed by Sonoma Brands on behalf of any Sonoma Entity and on any other action taken or purported to be taken on behalf of any Sonoma Entity by Sonoma Brands, as fully binding upon such Sonoma Entity.

(c)           Unless explicitly provided herein to the contrary, no Sonoma Entity shall take any action under, with respect to or in connection with any Sonoma Transaction Agreement, without the prior written consent or instruction of Sonoma Brands.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

VINTAGE WINE ESTATES, INC.

By:	/s/ Pat Roney
Name: Pat Roney
Title: CEO

SONOMA BRANDS PARTNERS II, LLC

By:	/s/ Jonathan Sebastiani
Name: Jonathan Sebastiani
Title: Managing Member

SONOMA BRANDS II, L.P.

By:	/s/ Jonathan Sebastiani
Name: Jonathan Sebastiani
Title: Managing Member

SONOMA BRANDS II SELECT, L.P.

By:	/s/ Jonathan Sebastiani
Name: Jonathan Sebastiani
Title: Managing Member

SONOMA BRANDS VWE CO-INVEST, L.P.

By:	/s/ Jonathan Sebastiani
Name: Jonathan Sebastiani
Title: Managing Member

[Signature Page to Management Agreement]